Exhibit 99.1

The Brink’s Company and subsidiaries
Segment Results (unaudited) for 2015 and 2016 (as revised to reflect new operating segment structure)
(In millions, except for percentages)

	Revenues
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Revenues:
North America	$309.4	310.0	302.8	301.8	1,224.0	$292.7	300.8	297.0	319.8	1,210.3
South America	186.1	179.8	175.1	178.3	719.3	157.0	170.1	186.7	204.9	718.7
Rest of World	260.1	258.3	262.0	253.2	1,033.6	239.2	245.6	251.2	243.4	979.4
Revenue - non-GAAP	755.6	748.1	739.9	733.3	2,976.9	688.9	716.5	734.9	768.1	2,908.4

Other items not allocated to segments(a)	20.5	12.2	19.3	32.5	84.5	32.9	23.0	20.9	35.4	112.2
Revenues - GAAP	$776.1	760.3	759.2	765.8	3,061.4	$721.8	739.5	755.8	803.5	3,020.6

	Operating Profit
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Operating profit:
North America	$17.9	9.3	5.3	9.2	41.7	$2.7	3.1	8.2	23.0	37.0
South America	23.1	21.6	22.4	34.1	101.2	23.7	21.2	34.6	40.8	120.3
Rest of World	18.8	21.7	30.2	28.4	99.1	17.8	27.0	31.8	30.8	107.4
Corporate	(19.2)	(22.0)	(20.9)	(23.1)	(85.2)	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)
Operating profit - non-GAAP	40.6	30.6	37.0	48.6	156.8	31.1	37.9	60.7	76.8	206.5

Other items not allocated to segments(a)	(27.7)	(45.2)	(11.7)	(15.6)	(100.2)	(17.3)	(15.8)	(10.7)	(18.5)	(62.3)
Operating profit (loss) - GAAP	$12.9	(14.6)	25.3	33.0	56.6	$13.8	22.1	50.0	58.3	144.2

	Margin
	2015					2016
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	4Q	Full Year
Margin:
North America	5.8%	3.0	1.8	3.0	3.4	0.9%	1.0	2.8	7.2	3.1
South America	12.4	12.0	12.8	19.1	14.1	15.1	12.5	18.5	19.9	16.7
Rest of World	7.2	8.4	11.5	11.2	9.6	7.4	11.0	12.7	12.7	11.0
Operating profit - non-GAAP	5.4	4.1	5.0	6.6	5.3	4.5	5.3	8.3	10.0	7.1

Other items not allocated to segments(a)	(3.7)	(6.0)	(1.7)	(2.3)	(3.5)	(2.6)	(2.3)	(1.7)	(2.7)	(2.3)
Operating profit (loss) - GAAP	1.7%	(1.9)	3.3	4.3	1.8	1.9%	3.0	6.6	7.3	4.8

(a)
Additional information about the other items not allocated to segments is included in the Fourth Quarter 2016 Earning Release available in the Quarterly Results section of the Brink's website: www.brinks.com.